UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 22, 2004

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-6920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (408) 727-5555

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of a Principal Officer.

On October 22, 2004, Joseph R. Bronson resigned from Applied Materials, Inc. (Applied), effective immediately. Mr. Bronson was Executive Vice President and Chief Financial Officer of Applied.

(c) Appointment of a Principal Officer.

On October 22, 2004, Applied’s Board of Directors named Nancy H. Handel as Group Vice President and Chief Financial Officer. Ms. Handel, age 53, has served as Group Vice President, Deputy Chief Financial Officer, Corporate Controller and Principal Accounting Officer of Applied since October 2000. From December 1999 to October 2000, she was Group Vice President, Global Finance, at Applied. Ms. Handel joined Applied in March 1985 and has held various other financial executive positions at the company.

Applied has not entered into an employment agreement with Ms. Handel.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Applied Materials, Inc. dated October 25, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)
Date: October 25, 2004

	By:	/s/ JOSEPH J. SWEENEY
Joseph J. Sweeney
Group Vice President Legal Affairs and Intellectual Property and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Applied Materials, Inc. dated October 25, 2004.